EXHIBIT 8(b)

                                    AMENDMENT

         The Custodian Contract dated July 31, 1986 between Janus Investment Fund (the "Fund") and State Street Bank and Trust Company (the "Custodian") is hereby amended as follows:

         I.  Section 2.1 is amended to read as follows:

         "HOLDING SECURITIES. The Custodian shall hold and physically segregate for the account of the Fund all non-cash property, including all securities owned by the Fund, other than (a) securities which are maintained pursuant to
Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as "Securities System" and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian pursuant to Section 2.10.A."

         II.  Section 2.2 is amended to read, in relevant part as follows:

         "DELIVERY OF SECURITIES. The Custodian shall release and deliver securities owned by the Fund held by the Custodian or in a Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:


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         1) . . . .
         .
         .
         .
         15) . . . ."

         III.  Section 2.7(1) is amended to read in relevant part as follows:

     "PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of the Fund in the following cases only:

          1) Upon the purchase of securities, options, futures contracts or options on futures contracts for the account of the Fund but only
               (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts, to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section
               2.3 hereof or in


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               proper form for transfer;  (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.10 hereof or (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.10A; or (d) in the case of repurchase agreements entered into between the Fund and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Funds of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined in Section 5;"

     IV. Following Section 2.10, there is inserted a new Section 2.10.A to read as follows: 2.10.A "FUND ASSETS HELD IN THE CUSTODIAN'S DIRECT PAPER SYSTEM. The Custodian may deposit and/or maintain securities owned by the Fund in the Direct Paper system of the Custodian subject to the following provisions:


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               1)   No  transaction  relating to  securities in the Direct Paper
                    System   will  be   effected   in  the   absence  of  Proper
                    Instructions;

               2) The Custodian may keep securities of the Fund in the Direct Paper System only if such securities are represented in an account ("Account") of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

               3) The records of the Custodian with respect to securities of the Fund which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Fund;

               4) The Custodian shall pay for securities purchased for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Fund;

               5) The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund, in the form of a written advice or notice, of


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                    Direct  Paper  on  the  next  business  day  following  such transfer and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transaction in the Securities System for the account of the Fund;

               6) The Custodian shall provide the Fund with any report on its system of internal accounting control as the Fund may reasonably request from time to time."

     V.   Section 13 is hereby amended to read as follows:

     "EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

     This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; PROVIDED, however that the Custodian shall not act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors of the Fund has approved the initial use of a particular Securities System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Directors has reviewed the use by the Fund of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended and that the Custodian shall not act under
Section 2.10.A hereof in the absence


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of receipt of an initial  certificate of the Secretary of an Assistant Secretary that the Board of Directors has approved the initial use of the Direct Paper System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Directors has reviewed the use by the Fund of the Direct Paper System; PROVIDED FURTHER, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Articles of Incorporation, and further provided, that the Fund may at any time by action of its Board of Directors (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the
direction   of  an   appropriate   regulatory   agency  or  court  of  competent
jurisdiction.

         Upon termination of the Contract, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements."

         Except  as  otherwise   expressly  amended  and  modified  herein,  the
provisions of the Custodian Contract shall remain in full force and effect.


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         IN  WITNESS  WHEREOF,  each  of the  parties  hereto  has  caused  this
Amendment to be executed in its name and on its behalf by its duly authorized representatives and its Seal to be hereto affixed as of the 25th day of April, 1990.

ATTEST:                                     JANUS INVESTMENT FUND

/s/ Janice M. Teague                        By: /s/ Jack R. Thompson
Secretary                                           Vice President


ATTEST:                                     STATE STREET BANK AND TRUST COMPANY



/s/ Eric Greene                             By: /s/ E. D. Hawkes, Jr.
    Assistent Secretary                             Vice President




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